Exhibit 99.1

Spyre Therapeutics Poised for Transformational 2026 With Six Expected Proof-of-

Concept Readouts Beginning in Q2

“6 in ’26” expected proof-of-concept (POC) readouts across SKYLINE and SKYWAY trials

SKYLINE platform trial in ulcerative colitis (UC) recruiting faster than expected with

SPY001 enrollment complete ahead of schedule; Part A readouts accelerated, now expected to start in Q2

SKYWAY basket trial enrollment on track across rheumatoid arthritis (RA), psoriatic arthritis (PsA), and axial spondyloarthritis (axSpA); All readouts expected in 4Q 2026

Kate Tansey Chevlen appointed Chief Commercial Officer (CCO)

Strong balance sheet with pro forma cash, cash equivalents, and marketable securities balance of $783M as of September 30, 2025*, anticipated to provide cash runway into the second half of 2028

WALTHAM, Mass., January 12, 2026 (GLOBE NEWSWIRE) – Spyre Therapeutics, Inc. (NASDAQ: SYRE), a clinical-stage biotechnology company pioneering long-acting antibodies and antibody combinations to redefine the standard of care for inflammatory bowel disease (“IBD”) and rheumatic diseases, today highlighted its 2026 priorities including six expected POC readouts (three from the SKYLINE platform trial in UC and three from the SKYWAY basket trial in RA, PsA, and axSpA). The Company also expanded its leadership team with the appointment of Kate Tansey Chevlen as CCO. Ms. Tansey Chevlen is a seasoned biopharma commercial leader with nearly two decades of experience driving strategy, execution, and growth across U.S. and global markets at Amgen.

“Our six expected readouts this year have the potential to identify products, delivered as monotherapies or as combinations, that meaningfully improve upon the standard-of-care for patients suffering from IBD and rheumatic diseases,” said Cameron Turtle, DPhil, CEO of Spyre. “As we plan to initiate late-stage development in 2027, we are excited to welcome Kate as our new CCO. Kate’s experience securing access and driving product uptake will be invaluable as we shape our Phase 3 strategy to unlock the full value of our pipeline.”

Updated topline guidance for SKYLINE and SKYWAY trials

SKYLINE (NCT07012395) is a Phase 2 platform trial of SPY001 (anti-α4ß7), SPY002 (anti-TL1A), SPY003 (anti-IL-23), and pairwise combinations thereof (six investigational long-acting agents in total) in patients with moderately to severely active ulcerative colitis. The trial consists of two parts: Part A is an open-label assessment of the safety and preliminary efficacy of monotherapies and Part B is a randomized and placebo-controlled assessment of the safety and efficacy of monotherapies and combinations. Enrollment in Part A has exceeded expectations with SPY001 enrollment completed ahead of schedule. Readouts for Part A are now expected to begin in Q2.

SKYWAY (NCT07148414) is a Phase 2 basket trial of SPY072 (anti-TL1A) in patients with moderate to severely active RA, PsA, or axSpA. Enrollment is on track, and all indications are expected to readout in 4Q 2026.

Trial	Arm	Status	Anticipated milestones
SKYLINE Platform study	SPY001 UC Part A	Enrollment complete	Readouts beginning Q2
	SPY002 UC Part A	Enrolling
	SPY003 UC Part A	Enrolling
SKYWAY Basket study	SPY072 RA	Enrolling	All readouts 4Q 2026
	SPY072 PsA	Enrolling
	SPY072 axSpA	Enrolling

Appointment of Chief Commercial Officer

Ms. Tansey Chevlen joins Spyre from Amgen where she most recently held the position of VP, Global Marketing Head for Immunology and Inflammation. During her time at Amgen, she has held senior leadership roles across marketing, sales, and market access, and has played a pivotal role in multiple successful product launches. Ms. Tansey Chevlen has been instrumental in shaping as well as implementing go-to-market and patient access strategies, and partnering closely with cross-functional teams to translate scientific innovation into meaningful commercial impact. Ms. Tansey Chevlen holds a BA in Politics from Brandeis University and an MBA from the Johnson Graduate School of Management at Cornell University.

“Spyre has one of the most compelling portfolios and development strategies in the autoimmune market, with multiple opportunities to deliver breakthrough medicines for patients in markets currently totaling more than $60B of annual revenue,” said Ms. Tansey Chevlen. “I am thrilled to join Spyre at this critical juncture as we deliver proof-of-concept data and prepare to execute pivotal trials and commercialize highly differentiated products.”

* Pro forma cash includes cash, cash equivalents, and marketable securities as of September 30, 2025 of $486.2 million plus $296.5 million in net proceeds from the October 2025 underwritten public offering of common stock.

About Spyre Therapeutics

Spyre Therapeutics is a clinical-stage biotechnology company pioneering long-acting antibodies and antibody combinations to redefine the standard of care for inflammatory bowel disease (“IBD”) and rheumatic diseases. Spyre’s pipeline includes investigational extended half-life antibodies targeting α4ß7, TL1A, and IL-23.

For more information, please visit http://spyre.com.

Forward-Looking Statements

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding: Spyre’s ability to achieve the expected benefits or opportunities with respect to its product candidates, including their potential commercialization; Spyre’s ongoing and future clinical development activities, including the expected timing and results of the ongoing SKYWAY Phase 2 basket trial and SKYLINE Phase 2 platform trial, including timing and number of data readouts expected to be delivered; the potential therapeutic benefits of Spyre’s product candidates as monotherapies or in combinations and their extended half-life; estimated market sizes and potential growth opportunities; expectations of cash runway extending into the second half of 2028; and Spyre’s business plans, milestones, strategy and goals. The words “opportunity,” “potential,” “milestones,” “pipeline,” “strategy,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “might,” “plan,” “possible,” “predict,” “should,” “will,” “would,” and similar expressions (including the negatives of these terms) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs and involve a number of risks and uncertainties, many of which are beyond Spyre’s control, and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited, uncertainties and risks arising from regulatory feedback, including potential disagreement by regulatory authorities with the Company’s interpretation of data and the Company’s clinical trials for its product candidates; the potential for interim data not being delivered within expected time frames or final data not being consistent with or different than the interim data reported for our programs; the potential impact of Trump Administration policies and changes in law on our business; and those uncertainties and factors described in Spyre’s most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and any other filings that Spyre has made or may make with the SEC from time to time. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Spyre does not undertake or accept any duty to make any updates or revisions to any forward-looking statements.

For Investors:

Eric McIntyre

SVP of Finance and Investor Relations

Spyre Therapeutics

Eric.mcintyre@spyre.com

For Media:

Josie Butler, 1AB

josie@1abmedia.com

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